EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 333-226961, 333-219083, 333-212466, and 333-197652), and Form S-3 (Nos. 333-222850 and 333-201350) of SharpSpring, Inc. of our report dated March 4, 2019 relating to the consolidated financial statements as of December 31, 2018 and 2017, and for the years then ended, included in this Annual Report on Form 10-K.

/s/ Cherry Bekaert LLP
Atlanta, Georgia
March 4, 2019